Exhibit 99.5

[LOGO] YDI WIRELESS                                           [LOGO] TERABEAM(R)

YDI Wireless Contact:                                         Terabeam Contact:
David Renauld                                                 Scott Morris
(413) 665-8551                                                (425) 376-1527

FOR IMMEDIATE RELEASE
April 14, 2004

                       YDI WIRELESS AND TERABEAM TO MERGE

      FALLS CHURCH, VA and REDMOND, WA, April 14, 2004 - Wireless systems providers YDI Wireless, Inc. (OTCBB: YDIW) and Terabeam Corporation today announced the signing of a definitive merger agreement. Under the terms of the agreement, Terabeam will become a wholly owned subsidiary of YDI and will remain focused on providing high capacity wireless systems to telecommunications carriers.

      YDI, headquartered in Falls Church, Virginia, is a leading provider of point-to-point and point-to-multipoint microwave radio systems as well as high capacity point-to-point millimeter wave (MMW) systems.

      Terabeam of Redmond, Washington, is a leading provider of broadband wireless systems using high frequency MMW and free space optics (FSO) technologies.

      Under the terms of the agreement, each share of Terabeam's common stock will be exchanged for 0.22 shares of YDI's common stock. This ratio would be reduced to 0.20 shares of YDI's common stock for each Terabeam share if YDI's average stock price before closing is higher than $5.40. If all Terabeam options and warrants that have exercise prices (as adjusted by the exchange ratio) below YDI's current stock price are exercised prior to closing, YDI stockholders would own approximately 53% of the combined entity and Terabeam stockholders would own approximately 47% using the 0.22 exchange ratio. The relative ownership percentages will change if fewer Terabeam options and warrants are exercised prior to closing.

      As of March 31, 2004, Terabeam had cash, cash equivalents, and restricted cash of $60.3 million, total assets of $74.3 million, total liabilities of $14.2 million, and stockholders' equity of $60.1 million. These numbers are based on Terabeam's unaudited March 31, 2004 balance sheet. Some of Terabeam's cash on hand will be used to pay expenses, currently anticipated to be in excess of $6 million and which may be significantly higher, incurred in connection with the contemplated transaction and related restructuring.

      YDI's common stock is currently traded on the OTC Bulletin Board under the symbol "YDIW." YDI had previously applied to The Nasdaq Stock Market, Inc. to have its common stock listed on the Nasdaq SmallCap Market. The Nasdaq Stock Market had approved that application. YDI postponed the listing of its stock on the Nasdaq SmallCap Market given the pendency of this transaction with Terabeam and the possibility that completion of this transaction would allow YDI's common stock to be listed immediately on the Nasdaq National

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YDI Wireless and Terabeam to Merge
April 14, 2004
Page 2


Market. YDI expects to pursue the listing of its common stock on the Nasdaq National Market or the Nasdaq SmallCap Market after the closing of this transaction.

      Robert Fitzgerald will be the CEO of the combined company, and in general the combined company will be managed by the current YDI management team. The board of directors of the combined company will consist of four YDI designees and three Terabeam designees, including Dan Hesse, Terabeam's Chairman and Chief Executive Officer.

      "Not only will we consolidate the two companies' 60 GHz MMW product lines into what we believe will make us a world leader in the production of 'E-Band` (60-90 GHz) wireless systems", said Robert Fitzgerald, Chief Executive Officer of YDI, "but by combining our diverse license-free product lines into a larger product portfolio, the new company will have a more complete set of solutions to meet our customers' varying capacity, range, security and cost requirements. Additional synergies should be gained by combining YDI's WISP, municipal, and enterprise sales channels with Terabeam's telecom carrier and government sales activities. Adding Dan Hesse to our board of directors as well as enhancing our shareholder base with the addition of Terabeam investors Mobius Venture Capital and Softbank should improve our profile in the financial community."

      "The new company is expected to be a leader in current and emerging license-free carrier-grade wireless systems at the 2.4, 5.8, 24 and 60 GHz frequencies. Our very high capacity (100 - 1422 Mbps) point-to-point solutions are an ideal complement to point-to-multi-point "Wi-Fi" systems," said Terabeam's Chairman and CEO Dan Hesse. "The talents that the two teams bring plus Rob at the helm provides for a strong combination," added Hesse.

      Independent telecom analyst Jeff Kagan commented, "This combination makes sense in today's telecom market. The two companies' wireless products complement each other well, and the combined company will have more scale and financial strength."

      The acquisition is expected to close late in the second quarter or in the third quarter of 2004 and is subject to approval by Terabeam's shareholders, compliance with applicable securities laws, the requirements of the Hart-Scott-Rodino Antitrust Improvements Act (if applicable), and other customary closing conditions. Perseus Group, LLC provided financial advice, including a fairness opinion, to the board of directors of Terabeam in connection with the proposed merger.

ABOUT YDI WIRELESS

YDI Wireless, Inc. is a world leader in providing extended range, license free wireless data equipment and is a leading designer of turnkey long distance wireless systems ranging from 19.9 kbps to 1 Gbps for applications such as wireless Internet, wireless video, wireless LANs, wireless WANs, wireless MANs and wireless virtual private networks. Additional information about YDI Wireless as well as its complete product line can be found at the company's website located at http://www.ydi.com or by contacting the company by telephone at 413-665-8551 or by email at IR@ydi.com.

ABOUT TERABEAM

Terabeam is a leading provider of wireless fiber (broadband wireless) solutions that extend and optimize carrier and enterprise networks. The company's wireless fiber solutions use high frequency Millimeter Wave (60 GHz radio

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YDI Wireless and Terabeam to Merge
April 14, 2004
Page 3


frequency) and Free Space Optics (invisible light beam) technologies. Operating at full line rates of 100 Mbps to 1.42 Gbps, MMW and FSO systems enable network service providers and business customers to achieve high bandwidth connectivity at significantly lower costs and deployment times than other high-data-rate technologies. Terabeam is ISO 9001 registered and certified. For more information, visit Terabeam's Web site at http://www.terabeam.com.

Safe Harbor Statement

Statements in this press release that are not statements of historical facts, including statements regarding the contemplated combination of YDI and Terabeam and the combined company's business outlook or expected performance or developments, are forward-looking statements that involve risks, uncertainties, and assumptions. There can be no assurance that the combination described in this press release or any other combination transaction between YDI and Terabeam will be consummated. YDI's, Terabeam's, and the combined company's actual results may differ materially from the results anticipated in these forward-looking statements. The forward-looking statements involve risks and uncertainties that could contribute to such differences including those relating to the companies' ability and desire to satisfy the conditions to closing the transaction set forth in the definitive transaction documentation (including, without limitation, the need to obtain the approval of Terabeam's stockholders); the substantial time and costs each company will be expending and incurring relating to a contemplated transaction; the ability to obtain any necessary regulatory approvals and clearances, including federal and state securities permits, registrations, qualifications, approvals, clearances, and/or exemptions, needed to consummate a transaction; the ability of the companies to integrate in a cost-effective, timely manner without material liabilities or loss of desired employees or customers; the risk that the expected synergies and other benefits of the transaction will not be realized at all or to the extent expected; the risk that cost savings from the transaction may not be fully realized or may take longer to realize than expected; reactions, either positive or negative, of investors, competitors, customers, suppliers, employees, and others to the transaction; the time and costs required to complete the contemplated transaction and then integrate the companies; management and board interest in and distraction due to the contemplated transaction and integrating the companies; the uncertain impact on the trading market, volume, and price of YDI's stock, particularly in light of the large amount of YDI stock expected to be issued in the transaction; the uncertain effect of the contemplated transaction on YDI's contemplated acquisition of Phazar and the two companies' ability and desire to consummate that transaction; the possibility that the contemplated transaction could negatively impact the contemplated acquisition of Phazar and expose YDI to liability to Phazar; the uncertain effect of the contemplated transaction on YDI's ability to have its common stock listed on the Nasdaq National Market or Nasdaq SmallCap Market; the possibility that the contemplated transaction could negatively impact YDI's ability to have its common stock listed on the Nasdaq National Market or Nasdaq SmallCap Market; the downturn and ongoing uncertainty in the telecommunications industry and larger economy; the intense competition in the companies' industries and resulting impacts on their pricing, gross margins, and general financial performance; and difficulties in predicting the combined company's future financial performance. Further information on these and other factors that could affect the actual results of YDI, Terabeam, or the combined company is and will be included in filings made by YDI from time to time with the Securities and Exchange Commission and in the companies' other public statements.

Neither Terabeam nor YDI is asking any Terabeam stockholder for a proxy relating to the contemplated transactions described in this press release. Terabeam and YDI request Terabeam stockholders not to send a proxy to either Terabeam or YDI. Terabeam expects to send information to its stockholders at the appropriate time in connection with these contemplated transactions, which is expected to contain a request for a proxy. Terabeam and YDI urge Terabeam's stockholders to read this information carefully when it becomes available because those documents will contain important information about YDI, Terabeam, the merger, the persons soliciting the proxies relating to the merger, their interests in the transaction, and related matters. In addition, YDI will be making certain filings with the Securities and Exchange Commission in connection with these contemplated transactions. Investors, security holders, and other interested parties will be able to obtain free copies of these documents through the SEC's website at http://www.sec.gov and from YDI's Investor Relations department.